EXHIBIT 99.1

Contact:	Aaron’s, Inc.
Michael P. Dickerson
Vice President, Corporate Communications & Investor Relations
678.402.3950
Mike.Dickerson@Aarons.com

Aaron’s, Inc. Reports Third Quarter Revenue and Earnings

•	Revenues of $964 Million; Non-GAAP Revenues Up 8.4%

•	Diluted EPS $0.58; Non-GAAP Diluted EPS $0.73, Up 5.8%

•	Progressive Earnings Before Taxes of $53.5 million; EBITDA Up 21.5%

•	Aaron's Business Grows Revenue Written by 13.7%; E-com Channel Up 49.8%

ATLANTA, November 4, 2019 - Aaron’s, Inc. (NYSE: AAN), a leading omnichannel provider of lease-purchase solutions, today announced financial results for the three months ended September 30, 2019.
"While the third quarter was challenging, both Progressive and the Aaron's Business accomplished key objectives, which we believe significantly improve our long-term prospects for growth. At Progressive, third quarter invoice growth of 18.6% modestly decelerated from the second quarter. However, we expect increased productivity from new and existing retailers to drive accelerating invoice growth in the fourth quarter. In the Aaron’s Business, the team launched new sales and marketing programs, which resulted in the strongest delivery growth the business has experienced in many years but also led to a decline in collections performance as our stores adapted to the new program. Given the positive momentum we are seeing in both businesses, we remain optimistic that we can continue to deliver long-term earnings growth," said John Robinson, Chief Executive Officer.

Consolidated Results
For the third quarter of 2019, consolidated revenues were $963.8 million compared with $953.1 million for the third quarter of 2018. Calculated on a basis consistent with the 2019 adoption of ASC 842 related to lease accounting, revenues increased $75.0 million, or 8.4%, compared to the prior year period. The increase in consolidated revenues was primarily due to the increase in revenues at Progressive, the revenue contribution from franchised locations acquired by the Aaron's Business in 2018, and an increase in Aaron's Business revenue written into the portfolio, partially offset by the closure of Aaron's stores in the first half of 2019 and the impact of lower collections in the Aaron's Business.
Net earnings for the third quarter of 2019 were $39.8 million compared to $43.7 million in the prior year period. Net earnings in the third quarter of 2019 included $5.5 million in pretax restructuring charges. Adjusted EBITDA for the Company was $87.1 million for the third quarter of 2019, compared with $82.5 million for the same period in 2018, an increase of $4.6 million, or 5.6%. As a percentage of revenues, Adjusted EBITDA was 9.0% in the third quarter of 2019 compared with 9.3% for the same period in 2018 when calculated on a basis consistent with the 2019 adoption of ASC 842.
Diluted earnings per share for the third quarter of 2019 were $0.58 compared with $0.62 in the year ago period. On a non-GAAP basis, diluted earnings per share were $0.73 in the third quarter of 2019 compared with $0.69 for the same quarter in 2018, an increase of $0.04 or 5.8%.
The Company generated $350.8 million in cash from operations during the nine months ended September 30, 2019 and ended the third quarter with $150.3 million in cash, compared with a cash balance of $15.3 million at the end of 2018. During the third quarter, the Company repurchased 399,424 shares for $25.0 million at an average purchase price of $62.61 per share.

Progressive Leasing Segment Results
Progressive Leasing’s revenues in the third quarter of 2019 were $528.9 million compared to reported revenues of $504.4 million in the third quarter of 2018. Calculated on a basis consistent with the 2019 adoption of ASC 842, revenues increased $88.7 million or 20.1%. Invoice volume increased 18.6% in the quarter, driven by a 20.5% increase in invoice volume per active door, partially offset by a 1.6% decrease in active doors to approximately 19,900. The decrease in active door count was primarily due to a reduction in locations in our mattress and mobile phone verticals in previous quarters, which was partially offset by additions in other verticals. Progressive Leasing had 953,000 customers at September 30, 2019, a 17.9% increase from September 30, 2018.
Earnings before income taxes for the third quarter of 2019 were $53.5 million. EBITDA for the third quarter of 2019 was $62.9 million compared with $51.7 million for the same period of 2018, an increase of 21.5%. As a percentage of revenues, EBITDA was 11.9% for the third quarter of 2019, an increase of 20 basis points compared to the third quarter of 2018, calculated on a basis consistent with the 2019 adoption of ASC 842. This increase was due primarily to improved gross margins partially offset by an acceleration in investments in anticipation of recent pipeline conversion.
The provision for lease merchandise write-offs was 7.7% of revenues in the third quarter of 2019, a slight improvement compared with 7.8% in the same period of 2018, calculated on a basis consistent with the 2019 adoption of ASC 842.

The Aaron’s Business Segment Results
For the third quarter of 2019, total revenues for the Aaron’s Business decreased 2.9% to $426.3 million from $439.2 million in the third quarter of 2018. The decrease was primarily due to the net reduction of 149 stores during 2019, the expected attrition of revenue from prior year store mergers and lower collections, partially offset by the positive contributions from 152 franchised locations acquired throughout 2018. Same-store revenues and customer count on a same-store basis were both down 2.9% during the third quarter of 2019 compared to the same period in 2018. Company-operated Aaron’s stores had 963,000 customers at September 30, 2019, a 2.6% decrease from September 30, 2018.
Lease revenue and fees for the three months ended September 30, 2019 increased 0.4% compared with the same period in 2018. Non-retail sales, which primarily consist of merchandise sales to the Company’s franchisees, decreased 29.9% for the third quarter of 2019 compared with the same period of the prior year. The decline is attributed primarily to the franchisee acquisitions completed in 2018.
Earnings before income taxes for the third quarter of 2019 were $0.9 million. Adjusted EBITDA for the three months ended September 30, 2019 was $25.7 million. This compares to $32.7 million for the same period in 2018, a decrease of $7.0 million or 21.5%. The decrease in adjusted EBITDA was due primarily to a reduction in collections. Lower collections activity had unfavorable impacts on lease revenues, write-offs, adjusted EBITDA, and same-store revenues in the quarter. Partially offsetting lower collections was a 13.7% increase in revenues written into the portfolio.
Write-offs for damaged, lost or unsaleable merchandise were 7.4% of revenues in the third quarter of 2019, compared with 5.4% for the same period last year. Contributing to the increase in write-offs was a reduction in collections resulting from the implementation and adoption of our new sales program, store closure activity during the first half of 2019, and an increasing mix of e-commerce as a percent of revenue.
At September 30, 2019, the Aaron’s Business had 1,163 Company-operated stores and 341 franchised stores.

Significant Components of Revenue and Franchise Performance
Consolidated lease revenues and fees for the three months ended September 30, 2019 increased 11.0% over the same period of the prior year, calculated on a basis consistent with the 2019 adoption of ASC 842. Franchise royalties and fees decreased 20.3% in the third quarter of 2019 compared with the same period a year ago, primarily as a result of the lower number of franchised stores. Franchise revenues totaled $103.5 million for the three months ended September 30, 2019, a decrease of 19.8% from the same period for the prior year. Same-store revenues for franchised stores increased 1.7% and same-store customer counts declined 3.7% for the third quarter of 2019 compared with the same quarter in 2018. Franchised stores had 241,000 customers at the end of the third quarter of 2019. Revenues and customers of franchisees are not revenues and customers of the Aaron’s Business or the Company.
2019 Outlook

	Current Outlook[1]		Previous Outlook		Original Outlook
(In thousands, except per share amounts)	Low	High	Low	High	Low	High
Aaron's Inc. - Total Revenues	$3,905,000	$4,010,000	$3,905,000	$4,065,000	$3,905,000	$4,065,000
Aaron's Inc. - Adjusted EBITDA	425,000	437,000	430,000	452,000	415,000	442,000
Aaron's Inc. - Diluted EPS	2.95	3.05	3.11	3.26	3.15	3.35
Aaron's Inc. - Diluted Non-GAAP EPS	3.75	3.85	3.85	4.00	3.65	3.85
Aaron's Inc. - Capital Expenditures	90,000	100,000	100,000	120,000	100,000	120,000

Progressive - Total Revenues	2,100,000	2,150,000	2,100,000	2,175,000	2,100,000	2,175,000
Progressive - EBITDA	275,000	280,000	275,000	285,000	260,000	275,000

Aaron's Business - Total Revenues	1,775,000	1,825,000	1,775,000	1,855,000	1,775,000	1,855,000
Aaron's Business - Adjusted EBITDA	155,000	160,000	160,000	170,000	160,000	170,000
Aaron's Business - Annual Same-Store Revenues	(1.0%)	1.0%	0.0%	2.0%	0.0%	2.0%

DAMI - Total Revenues	30,000	35,000	30,000	35,000	30,000	35,000
DAMI - Adjusted EBITDA	(5,000)	(3,000)	(5,000)	(3,000)	(5,000)	(3,000)
1 See the “Use of Non-GAAP Financial Information” section accompanying this press release.

Conference Call and Webcast
The Company will hold a conference call to discuss its quarterly results on Monday, November 4, at 5:00 p.m. Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Investor Relations section of the Company’s website, aarons.com. The webcast will be archived for playback at that same site.
About Aaron’s, Inc.
Headquartered in Atlanta, Aaron’s, Inc. (NYSE: AAN), is a leading omnichannel provider of lease-purchase solutions. Progressive Leasing provides lease-purchase solutions through approximately 20,000 retail partner locations in 46 states. The Aaron’s Business engages in the sales and lease ownership and specialty retailing of furniture, consumer electronics, home appliances and accessories through its approximately 1,500 Company-operated and franchised stores in 47 states, Puerto Rico and Canada, as well as its e-commerce platform, Aarons.com. Dent-A-Med, Inc., d/b/a the HELPcard®, provides a variety of second-look credit products that are originated through federally-insured banks. For more information, visit investor.aarons.com, Aarons.com, ProgLeasing.com, and HELPcard.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "prospects," "believe," "expect," "optimistic," "continue," “guidance,” “outlook,” “will,” “expectations,” and “trends” and similar terminology. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, legal and regulatory proceedings and investigations, including those related to the FTC' and our Progressive and Aaron's Businesses: customer privacy; consumer, third party and employee fraud; information security, customer demand, the execution and results of our strategy and expense reduction and store closure and consolidation initiatives (including the risk that the costs associated with these initiatives exceeds expectations), risks related to M&A activities, including our recent franchisee acquisitions and the risk that the financial performance from those acquisitions and from any other M&A activities may not meet our expectations, risks related to Progressive Leasing’s “virtual” lease-to-own business, the outcome of Progressive

Leasing’s pilot or test programs with various retailers and the results of Progressive Leasing’s efforts to expand its relationships with existing retailer partners and establish new partnerships with additional retailers, increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments associated with Progressive Leasing’s growth in doors and customers and changes in product mix, and the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Statements in this release that are “forward-looking” include without limitation statements about our expectations regarding: our long-term prospects for growth; benefits from the addition of a new national retail partner for Progressive; our new national sales program for the Aaron's Business, the strength of our lease-to-own businesses and its long-term prospects; our ability to create substantial shareholder value; and the updated 2019 fiscal year Outlook set forth in this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Aaron’s, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In thousands, except per share amounts)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Lease Revenues and Fees	$906,776	$880,871	$2,758,498	$2,596,876
Retail Sales	8,854	7,620	30,561	22,728
Non-Retail Sales	31,085	44,368	102,190	151,259
Franchise Royalties and Fees	8,087	10,153	25,899	35,140
Interest and Fees on Loans Receivable	8,687	9,508	25,943	28,258
Other	319	551	961	1,478
Total	963,808	953,071	2,944,052	2,835,739

Costs and Expenses:
Depreciation of Lease Merchandise	489,199	434,593	1,464,887	1,290,015
Retail Cost of Sales	5,742	4,877	20,025	14,695
Non-Retail Cost of Sales	24,913	35,214	83,057	130,302
Operating Expenses	383,264	420,602	1,154,056	1,199,171
Restructuring Expenses, Net	5,516	537	37,535	561
Other Operating Income, Net	(329)	(38)	(4,712)	(286)
Total	908,305	895,785	2,754,848	2,634,458

Operating Profit	55,503	57,286	189,204	201,281
Interest Income	360	18	1,405	374
Interest Expense	(3,991)	(3,735)	(13,247)	(11,868)
Impairment of Investment	—	—	—	(20,098)
Other Non-Operating (Expense) Income, Net	(207)	(154)	1,430	458
Earnings Before Income Tax Expense	51,665	53,415	178,792	170,147

Income Tax Expense	11,864	9,695	40,263	35,680
Net Earnings	$39,801	$43,720	$138,529	$134,467

Earnings Per Share	$0.59	$0.64	$2.05	$1.93
Earnings Per Share Assuming Dilution	$0.58	$0.62	$2.02	$1.89

Weighted Average Shares Outstanding	67,400	68,819	67,461	69,521
Weighted Average Shares Outstanding Assuming Dilution	68,652	70,139	68,739	70,996

Aaron’s, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30, 2019	December 31, 2018
ASSETS:
Cash and Cash Equivalents	$150,261	$15,278
Accounts Receivable (net of allowances of $74,752 in 2019 and $62,704 in 2018)	93,090	98,159
Lease Merchandise (net of accumulated depreciation and allowances of $890,932 in 2019 and $816,928 in 2018)	1,281,872	1,318,470
Loans Receivable (net of allowances and unamortized fees of $19,970 in 2019 and $19,941 in 2018)	72,130	76,153
Property, Plant and Equipment at Cost (net of accumulated depreciation of $311,155 in 2019 and $284,287 in 2018)	230,347	229,492
Operating Lease Right-of-Use Assets	330,508	—
Goodwill	735,782	733,170
Other Intangibles (net of accumulated amortization of $147,389 in 2019 and $130,116 in 2018)	198,216	228,600
Income Tax Receivable	15,931	29,148
Prepaid Expenses and Other Assets	111,483	98,222
Total Assets	$3,219,620	$2,826,692
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$254,234	$293,153
Deferred Income Taxes Payable	297,110	267,500
Customer Deposits and Advance Payments	79,071	80,579
Operating Lease Liabilities	374,443	—
Debt	347,107	424,752
Total Liabilities	1,351,965	1,065,984
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2019 and December 31, 2018; Shares Issued: 90,752,123 at September 30, 2019 and December 31, 2018	45,376	45,376
Additional Paid-in Capital	283,454	278,922
Retained Earnings	2,139,353	2,005,344
Accumulated Other Comprehensive Loss	(348)	(1,087)

Less: Treasury Shares at Cost
Common Stock: 23,602,055 Shares at September 30, 2019 and 23,567,979 at December 31, 2018	(600,180)	(567,847)
Total Shareholders’ Equity	1,867,655	1,760,708
Total Liabilities and Shareholders' Equity	$3,219,620	2,826,692

Aaron’s, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(Unaudited)	Nine Months Ended September 30,
(In Thousands)	2019	2018
OPERATING ACTIVITIES:
Net Earnings	$138,529	$134,467
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,464,887	1,290,015
Other Depreciation and Amortization	79,419	68,730
Accounts Receivable Provision	228,608	188,763
Provision for Credit Losses on Loans Receivable	15,291	16,011
Stock-Based Compensation	20,261	21,793
Deferred Income Taxes	28,747	30,166
Impairment of Assets	29,031	20,098
Non-Cash Lease Expense	86,367	—
Other Changes, Net	3,423	(1,625)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(1,723,385)	(1,583,184)
Book Value of Lease Merchandise Sold or Disposed	298,904	289,859
Accounts Receivable	(225,372)	(181,512)
Prepaid Expenses and Other Assets	(19,642)	(6,685)
Income Tax Receivable	13,217	70,299
Operating Lease Liabilities	(91,333)	—
Accounts Payable and Accrued Expenses	5,762	7,998
Customer Deposits and Advance Payments	(1,954)	(2,198)
Cash Provided by Operating Activities	350,760	362,995
INVESTING ACTIVITIES:
Investments in Loans Receivable	(49,311)	(49,311)
Proceeds from Loans Receivable	40,423	44,016
Proceeds from Investments	—	666
Outflows on Purchases of Property, Plant and Equipment	(67,049)	(52,927)
Proceeds from Property, Plant and Equipment	2,805	5,488
Outflows on Acquisitions of Businesses and Customer Agreements, Net of Cash Acquired	(12,873)	(141,079)
Proceeds from Dispositions of Businesses and Customer Agreements, Net of Cash Disposed	2,813	802
Cash Used in Investing Activities	(83,192)	(192,345)
FINANCING ACTIVITIES:
(Repayments) Borrowings on Revolving Facility, Net	(16,000)	25,000
Repayments on Debt	(62,317)	(96,857)
Dividends Paid	(7,086)	(4,186)
Acquisition of Treasury Stock	(39,422)	(100,004)
Issuance of Stock Under Stock Option Plans	5,115	6,684
Shares Withheld for Tax Payments	(12,977)	(17,282)
Debt Issuance Costs	—	(55)
Cash Used in Financing Activities	(132,687)	(186,700)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	102	(1)
Increase (Decrease) in Cash and Cash Equivalents	134,983	(16,051)
Cash and Cash Equivalents at Beginning of Period	15,278	51,037
Cash and Cash Equivalents at End of Period	$150,261	$34,986

Aaron’s, Inc. and Subsidiaries
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2019
	Progressive Leasing[1]	Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$528,850	$377,926	$—	$906,776
Retail Sales	—	8,854	—	8,854
Non-Retail Sales	—	31,085	—	31,085
Franchise Royalties and Fees	—	8,087	—	8,087
Interest and Fees on Loans Receivable	—	—	8,687	8,687
Other	—	319	—	319
Total Revenues	$528,850	$426,271	$8,687	$963,808
1 For the three months ended September 30, 2019, Progressive Leasing incurred bad debt expense of $78,425 which was recorded as a reduction to Lease Revenues and Fees as a result of the Company's adoption of ASC 842, Leases.

	(Unaudited)
	Three Months Ended
	September 30, 2018
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$504,407	$376,464	$—	$880,871
Retail Sales	—	7,620	—	7,620
Non-Retail Sales	—	44,368	—	44,368
Franchise Royalties and Fees	—	10,153	—	10,153
Interest and Fees on Loans Receivable	—	—	9,508	9,508
Other	—	551	—	551
Total Revenues	$504,407	$439,156	$9,508	$953,071
Progressive Bad Debt Expense	64,213	—	—	64,213
Total Revenues, net of Progressive Bad Debt Expense[1]	$440,194	$439,156	$9,508	$888,858
1 See the “Use of Non-GAAP Financial Information” section accompanying this press release.

Aaron’s, Inc. and Subsidiaries
Nine Months Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2019
	Progressive Leasing[1]	Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$1,568,584	$1,189,914	$—	$2,758,498
Retail Sales	—	30,561	—	30,561
Non-Retail Sales	—	102,190	—	102,190
Franchise Royalties and Fees	—	25,899	—	25,899
Interest and Fees on Loans Receivable	—	—	25,943	25,943
Other	—	961	—	961
Total Revenues	$1,568,584	$1,349,525	$25,943	$2,944,052
1 For the nine months ended September 30, 2019, Progressive Leasing incurred bad debt expense of $193,868 which was recorded as a reduction to Lease Revenues and Fees as a result of the Company's adoption of ASC 842, Leases.

	(Unaudited)
	Nine Months Ended
	September 30, 2018
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Lease Revenues and Fees	$1,474,590	$1,122,286	$—	$2,596,876
Retail Sales	—	22,728	—	22,728
Non-Retail Sales	—	151,259	—	151,259
Franchise Royalties and Fees	—	35,140	—	35,140
Interest and Fees on Loans Receivable	—	—	28,258	28,258
Other	—	1,478	—	1,478
Total Revenues	$1,474,590	$1,332,891	$28,258	$2,835,739
Progressive Bad Debt Expense	160,773	—	—	160,773
Total Revenues, net of Progressive Bad Debt Expense[1]	$1,313,817	$1,332,891	$28,258	$2,674,966
1 See the “Use of Non-GAAP Financial Information” section accompanying this press release.

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for the third quarter of 2019 each exclude $5.4 million in Progressive Leasing-related intangible amortization expense, $2.1 million in amortization expense resulting from franchisee acquisitions, $0.3 million in acquisition transaction and transition costs and $5.5 million in restructuring charges. For the first nine months of 2019 Non-GAAP net earnings and non-GAAP diluted earnings per share excludes $16.3 million in Progressive Leasing-related intangible amortization expense, $10.1 million in amortization expense resulting from franchisee acquisitions, $0.6 million in acquisition transaction and transition costs and $37.5 million in restructuring charges. Non-GAAP net earnings and non-GAAP diluted earnings per share for the third quarter of 2018 exclude $5.4 million in Progressive Leasing-related intangible amortization expense, $3.0 million in amortization expense resulting from franchisee acquisitions, $0.6 million in acquisition transaction and transition costs related to franchisee acquisitions, $2.5 million in tax benefits related to a Tax Act adjustment and $0.5 million in restructuring charges. For the first nine months of 2018 Non-GAAP net earnings and non-GAAP diluted earnings per share excludes $16.3 million in Progressive Leasing-related intangible amortization expense, $5.4 million in amortization expense resulting from franchisee acquisitions, $0.6 million in acquisition transaction and transition costs related to franchisee acquisitions, $0.6 million in restructuring charges, $2.3 million in net tax benefits related to Tax Act adjustments and $21.6 million of charges related to the full impairment of the Company's PerfectHome Investment and the related expenses incurred.
The EBITDA and Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and Adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings provides management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

EBITDA and Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:

•
Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.

•	Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.

•	Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
This press release also discloses non-GAAP revenues for periods prior to January 1, 2019 as if the lessor accounting impacts of ASC 842 were in effect during the three and nine months ended September 30, 2018. “Total Revenues, net of Progressive Bad Debt Expense” and the related percentages for the comparable prior year periods are a supplemental measure of our performance that are not calculated in accordance with GAAP in place during 2018. These non-GAAP measures assume that Progressive bad debt expense is recorded as a reduction to lease revenues and fees instead of within operating expenses in 2018. Please see Note 1 to the condensed consolidated financial statements and the "Results of Operations" section of our Form 10-Q for the quarter ended September 30, 2019 for a more comprehensive disclosure of bad debt expense and the impact of the adoption of ASC 842 related to accounting for leases for the prospective periods beginning with the first quarter of 2019.
Management believes these non-GAAP measures for 2018 provide relevant and useful information for users of our financial statements, as it provides comparability with the financial results we are reporting beginning in 2019 when ASC 842 became effective and we began reporting Progressive bad debt expense as a reduction to lease revenues and fees. We believe these non-GAAP measures provide management and investors the ability to better understand the results from the primary operations of our business in 2019 compared with 2018 by classifying Progressive bad debt expense consistently between the periods.
This press release also discloses the increase in Aaron’s Business Revenue Written into the portfolio. Revenue Written is the expected recurring monthly lease payments from lease agreements originated in a given period. Revenue Written is not lease revenue as it does not adjust for certain items such as uncollectible payments, charge offs, and/or lease non-renewals.

Finally, this press release presents pre-tax, pre-provision loss for DAMI, which is also a supplemental measure not calculated in accordance with GAAP. Management believes this measure is useful because it gives management and investors an additional, supplemental metric to assess DAMI’s underlying operational performance for the period. Management uses this measure as one of its bases for strategic planning and forecasting for DAMI. Our use of pre-provision, pre-tax loss may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, Adjusted EBITDA, Total revenues net of Progressive bad debt expense and the related percentages for the comparable prior year period, and pre-tax, pre-provision loss may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP
Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Earnings	$39,801	$43,720	$138,529	$134,467
Add Progressive Leasing-Related Intangible Amortization Expense (1)(2)	4,175	4,186	12,600	12,616
Add Franchisee-Related Intangible Amortization Expense(3)(4)	1,593	2,288	7,803	4,163
Add Restructuring Expense, net (5)(6)	4,250	415	29,082	435
Add Acquisition Transaction and Transition Costs(7)(8)	248	499	492	501
Impairment of Investment and Related Expenses(9)	—	—	—	16,777
Tax Act Adjustments	—	(2,466)	—	(2,273)
Non-GAAP Net Earnings	$50,067	$48,642	$188,506	$166,686

Earnings Per Share Assuming Dilution	$0.58	$0.62	$2.02	$1.89
Add Progressive Leasing-Related Intangible Amortization Expense (1)(2)	0.06	0.06	0.18	0.18
Add Franchisee-Related Intangible Amortization Expense(3)(4)	0.02	0.03	0.11	0.06
Add Restructuring Expense, net(5)(6)	0.06	0.01	0.42	0.01
Add Acquisition Transaction and Transition Costs(7)(8)	—	0.01	0.01	0.01
Impairment of Investment and Related Expenses(9)	—	—	—	0.24
Tax Act Adjustments	—	(0.04)	—	(0.03)
Non-GAAP Earnings Per Share Assuming Dilution(10)	$0.73	$0.69	$2.74	$2.35

Weighted Average Shares Outstanding Assuming Dilution	68,652	70,139	68,739	70,996

(1)	Net of taxes of $1,245 and $3,662 for the three and nine months ended September 30, 2019 calculated using the effective tax rate for the respective periods.

(2)	Net of taxes of $1,234 and $3,646 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(3)	Net of taxes of $475 and $2,268 for the three and nine months ended September 30, 2019 calculated using the effective tax rate for the respective periods.

(4)	Net of taxes of $675 and $1,203 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(5)	Net of taxes of $1,266 and $8,453 for the three and nine months ended September 30, 2019 calculated using the effective tax rate for the respective periods.

(6)	Net of taxes of $122 and $126 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(7)	Net of taxes of $74 and $143 for the three and nine months ended September 30, 2019 calculated using the effective tax rate for the respective periods.

(8)	Net of taxes of $147 and $145 for the three and nine months ended September 30, 2018 calculated using the estimated tax rates of 22.77% and 22.42% for the respective periods.

(9)	Net of taxes of $4,848 for the nine months ended September 30, 2018 calculated using the estimated tax rate of 22.42% for the period.

(10)	In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

DAMI Pre-tax, Pre-provision Loss
(In thousands)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Loss Before Income Taxes	$(2,740)	$(3,065)	$(7,133)	$(6,663)
Adjustment to Increase Allowance for Loan Losses During Period	1,271	1,552	1,084	1,684
Pre-tax, Pre-provision Loss	$(1,469)	$(1,513)	$(6,049)	$(4,979)

Aaron’s, Inc. and Subsidiaries
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2019
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$39,801
Income Taxes[1]				11,864
Earnings (Loss) Before Income Taxes	$53,473	$932	$(2,740)	51,665
Interest Expense	1,910	1,210	871	3,991
Depreciation	2,049	15,365	205	17,619
Amortization	5,420	2,373	145	7,938
EBITDA	$62,852	$19,880	$(1,519)	$81,213
Restructuring Expenses	—	5,516	—	5,516
Acquisition Transaction and Transition Costs	—	322	—	322
Adjusted EBITDA	$62,852	$25,718	$(1,519)	$87,051

	(Unaudited)
	Three Months Ended
	September 30, 2018
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$43,720
Income Taxes[1]				9,695
Earnings (Loss) Before Income Taxes	$40,839	$15,641	$(3,065)	53,415
Interest Expense	3,919	(960)	776	3,735
Depreciation	1,534	13,637	161	15,332
Amortization	5,420	3,242	145	8,807
EBITDA	$51,712	$31,560	$(1,983)	$81,289
Restructuring Expenses	—	537	—	537
Acquisition Transaction and Transition Costs	—	646	—	646
Adjusted EBITDA	$51,712	$32,743	$(1,983)	$82,472

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

Aaron’s, Inc. and Subsidiaries
Non-GAAP Financial Information
Nine Months Segment EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2019
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$138,529
Income Taxes[1]				40,263
Earnings (Loss) Before Income Taxes	$167,267	$18,658	$(7,133)	178,792
Interest Expense	6,874	3,773	2,600	13,247
Depreciation	5,996	45,030	596	51,622
Amortization	16,262	11,100	435	27,797
EBITDA	$196,399	$78,561	$(3,502)	$271,458
Restructuring Expenses	—	37,535	—	37,535
Acquisition Transaction and Transition Costs	—	635	—	635
Adjusted EBITDA	$196,399	$116,731	$(3,502)	$309,628

	(Unaudited)
	Nine Months Ended
	September 30, 2018
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Net Earnings				$134,467
Income Taxes[1]				35,680
Earnings (Loss) Before Income Taxes	$120,393	$56,417	$(6,663)	170,147
Interest Expense	12,543	(2,993)	2,318	11,868
Depreciation	4,533	39,792	660	44,985
Amortization	16,262	7,048	435	23,745
EBITDA	$153,731	$100,264	$(3,250)	$250,745
Restructuring Expenses (Reversals), Net	—	571	(10)	561
Impairment of Investment and Related Expenses	—	21,625	—	21,625
Acquisition Transaction and Transition Costs	—	646	—	646
Adjusted EBITDA	$153,731	$123,106	$(3,260)	$273,577

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

Reconciliation of 2019 Current Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2019 Ranges
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Estimated Net Earnings				$201,800 - $210,800
Taxes[1]				62,000 - 65,000
Projected Earnings Before Taxes	$237,000 - $242,000	$37,300 - $42,300	$(10,500) - $(8,500)	263,800 - 275,800
Interest Expense	9,000	5,300	3,500	17,800
Depreciation	8,000	60,200	1,000	69,200
Amortization	21,000	14,000	1,000	36,000
Projected EBITDA	275,000 - 280,000	116,800 - 121,800	(5,000) - (3,000)	386,800 - 398,800
Projected Other Adjustments, Net[2]	—	38,200	—	38,200
Projected Adjusted EBITDA	$275,000 - $280,000	$155,000 - $160,000	$(5,000) - $(3,000)	$425,000 - $437,000

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company divisions.
(2)    Projected Other Adjustments include the non-GAAP charges related to the Aaron's Business restructuring.

Reconciliation of 2019 Previous Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2019 Ranges
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Estimated Net Earnings				$208,200 - $224,700
Taxes[1]				63,500 - 69,000
Projected Earnings Before Taxes	$237,000 - $247,000	$45,200 - $55,200	$(10,500) - $(8,500)	271,700 - 293,700
Interest Expense	9,000	6,000	3,500	18,500
Depreciation	8,000	62,500	1,000	71,500
Amortization	21,000	14,000	1,000	36,000
Projected EBITDA	275,000 - 285,000	127,700 - 137,700	(5,000) - (3,000)	397,700 - 419,700
Projected Other Adjustments, Net[2]	—	32,300	—	32,300
Projected Adjusted EBITDA	$275,000 - $285,000	$160,000 - $170,000	$(5,000) - $(3,000)	$430,000 - $452,000

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company divisions.
(2)    Projected Other Adjustments include the non-GAAP charges related to the Aaron's Business restructuring.

Reconciliation of 2019 Original Outlook for Adjusted EBITDA
(In thousands)

	Fiscal Year 2019 Ranges
	Progressive Leasing	Aaron’s Business	DAMI	Consolidated Total
Estimated Net Earnings				$210,300 - $231,000
Taxes[1]				64,700 - 71,000
Projected Earnings Before Taxes	$216,500 - $231,500	$68,000 - $78,000	$(9,500) - $(7,500)	275,000 - 302,000
Interest Expense	13,500	2,500	3,500	19,500
Depreciation	8,000	66,000	1,500	75,000
Amortization	22,000	10,000	—	32,000
Projected EBITDA	260,000 - 275,000	146,500 - 156,500	(5,000) - (3,000)	401,500 - 428,500
Projected Other Adjustments, Net[2]	—	13,500	—	13,500
Projected Adjusted EBITDA	$260,000 - $275,000	$160,000 - $170,000	$(5,000) - $(3,000)	$415,000 - $442,000

(1)	Taxes are calculated on a consolidated basis and are not identifiable by Company divisions.

(2)	Projected Other Adjustments include the non-GAAP charges related to the Aaron's Business restructuring.

Reconciliation of 2019 Current Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Fiscal Year 2019 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.95	$3.05
Add Projected Intangible Amortization Expense[1]	0.38	0.38
Add Sum of Other Adjustments[2]	0.42	0.42
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.75	$3.85

(1)	Includes projected amortization expense related to the acquisition of Progressive Leasing and the franchisee acquisitions.

(2)	Includes the projected non-GAAP charges related to the Aaron's Business restructuring.

Reconciliation of 2019 Previous Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Fiscal Year 2019 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.11	$3.26
Add Projected Intangible Amortization Expense[1]	0.38	0.38
Add Sum of Other Adjustments[2]	0.36	0.36
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.85	$4.00

(1)	Includes projected amortization expense related to the acquisition of Progressive Leasing and the franchisee acquisitions.

(2)	Includes the projected non-GAAP charges related to the Aaron's Business restructuring.

Reconciliation of 2019 Original Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Fiscal Year 2019 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$3.15	$3.35
Add Projected Intangible Amortization Expense[1]	0.35	0.35
Add Sum of Other Adjustments[2]	0.15	0.15
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.65	$3.85

(1)	Includes projected amortization expense related to the acquisition of Progressive Leasing and the franchisee acquisitions.

(2)	Includes the projected non-GAAP charges related to the Aaron's Business restructuring.